UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 21, 2024

Unusual Machines, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-270519	66-0927642
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4677 L B McLeod Rd, Suite J
Orlando, FL	32811
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 921-4600

N/A

(Former name or former address, if changed since last report.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01	UMAC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 21, 2024 (the “Closing Date”), Unusual Machines, Inc. (the “Company”) entered into two Exchange Agreements with two third-party accredited investors (each, an “Investor” and together the “Investors”), under which each Investor exchanged their respective 8% Promissory Notes (the “Old Notes”) for new 4% Convertible Promissory Notes (the “New Notes”), with an aggregate principal amount of $3,000,000. The New Notes reduced the outstanding principal amount previously owed by the Company by an aggregate of $1,000,000. The New Notes also reduced the interest rate of such notes from 8% to 4%.

Pursuant to the terms of the Exchange Agreements, each Investor exchanged its Old Note for (i) the New Note, (ii) 105 shares of the newly-designated Series C Preferred Stock (the “Series C”), convertible into 315,000 shares of the Company’s common stock at $1.59 per share (the share price at the close of the market on August 20, 2024, and (iii) five-year warrants exercisable for 315,000 shares of the Company’s common stock with an exercise price of $1.99 per share, subject to adjustments as set forth in the warrants (the “Warrants”).

Each New Note bears interest at 4% annually with interest payable monthly and the principal due on November 30, 2025. In the event of a qualified financing of debt or equity where the Company receives net proceeds of $5.0 million in one or more related transactions, the Investors may require the Company to repay the New Notes with accrued interest thereon in cash. The New Notes are convertible into common stock at $1.99 per share (125% of the closing bid price on August 20, 2024). Upon an event of default, the Investors may require the Company to convert the New Notes into shares of our common stock, subject to beneficial ownership limitations set forth in the New Notes, at a conversion price equal to the 10% discount of the average three day VWAP, as defined in the New Notes, prior to the conversion date.

The Warrants may not be exercised for 180 days and, subject to certain limited exceptions, are exercisable at $1.99 per share. The Warrant may be redeemed at the option of the Company, in whole or in part, at a redemption price of $0.01 per share, any time after the date on which (i) the average daily VWAP (as defined in the Warrants) for 10 consecutive Trading Days (the “Measurement Period”) has equaled or exceeded $3.00 and (ii) the average daily trading volume of the common stock on each day during the Measurement Period is or exceeded 250,000 shares of common stock.

The Company also granted certain registration rights under a Registration Rights Agreement with each Investor under which the Company agreed to file a registration statement on Form S-1 to register the common stock, within 30 days of the Closing Date and to use its commercially reasonable efforts to have such registration statement declared effective 60 days (or 75 days if such registration statement is reviewed by the Securities and Exchange Commission) after filing the registration statement. The Registration Statement covers the sale of an aggregate of 7,019,000 comprised of (i) 630,000 shares issuable upon the full conversion of the Series C, (ii) 630,000 shares issuable upon the full exercise of the Warrants, (iii) 1,509,000 shares issuable upon the full exercise of the New Notes, and (iv) 4,250,000 shares issuable upon the full conversion of the Company Series A Convertible Preferred Stock that is also held by the Investors.

The New Notes, Warrants and Series C contain beneficial ownership limitations preventing the Note holders from owning in excess of 4.99% or 9.99% of outstanding shares of common stock at any given time and, subject to shareholder approval, 19.99% of all current outstanding common stock currently outstanding.

The foregoing descriptions of the Exchange Agreements, New Notes, Warrants, and Registration Rights Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the respective documents, forms of which will be filed with the Company’s next Quarterly Report on Form 10-Q.

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Item 2.03 Certain Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03, the information contained in Item 1.01 regarding the issuance of the New Notes is incorporated herein by reference. The transaction was exempt from registration pursuant to Section 3(a)(9) of the Securities Act of 1933.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required by Item 3.02, the information contained in Item 1.01 regarding the issuance of the Series C is incorporated herein by reference. The transaction was exempt from registration pursuant to Section 3(a)(9) of the Securities Act of 1933.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

On August 21, 2024, following approval by the Board of Directors, the Company filed a Certificate of Designations, Preferences, and Rights of the Series C Convertible Preferred Stock (the “Series C COD”) with the Nevada Secretary of State. The COD designated 3,000 shares of Series C, par value $0.01 per share. The Series C ranks senior to the Company’s common stock and other series of preferred stock, except the Company’s Series A Convertible Preferred Stock, with respect to preferences as to dividends, distributions, and payments upon the liquidation, dissolution, and winding up of the Company. Each share of Series C converts into 3,000 shares of the Company’s common stock.

The Series C has a beneficial ownership limitation of 4.99%, or 9.99% upon election of the holder of the Series C upon at least 61 days written notice. The terms of the COD prohibit the Company from effectuating any conversion of the Series C to the extent such Series C holder or any of its affiliates would beneficially own over 19.9% of the Company’s common stock outstanding as of August 21, 2024, or such lesser percentage as determined by the NYSE American, until the Company receives stockholder approval, if required by the NYSE American. The COD became effective on August 21, 2024.

The foregoing description of the Series C and the COD does not purport to be complete and is qualified in its entirety by reference to the COD, a copy of which is filed hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On August 22, 2024, the Company issued a press release announcing the Exchange Agreements and related transactions. A copy of the press release is being furnished as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
3.1	Certificate of Designations, preferences, and Rights of the Series C Convertible Preferred Stock of Unusual Machines, Inc.
99.1	Press Release issued by Unusual Machines, Inc. on August 22, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unusual Machines, Inc.

Date: August 22, 2024	By:	/s/ Brian Hoff
	Name:	Brian Hoff
	Title:	Chief Financial Officer

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